Exhibit 10.4

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (“this Agreement”), dated as of January 3, 2017 is entered into by and between ACSF FUNDING I, LLC, a limited liability company organized under Delaware law (the “Borrower”), Bank of America, N.A., a national banking association (the “Bank”) and Deutsche Bank Trust Company Americas a banking corporation organized under the laws of the State of New York (the “Collateral Administrator”) (each a “Party” and, collectively, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Bank and the Collateral Administrator entered into that certain Collateral Administration Agreement, dated as of December 18, 2013 (the “Collateral Administration Agreement”);
WHEREAS, the Borrower, the Bank and the Collateral Administrator wish to amend the Collateral Administration Agreement;
WHEREAS, the Bank, as administrative agent and lender under the Credit Agreement (as defined in the Collateral Administration Agreement) wishes to acknowledge and consent to such amendment of the Collateral Administration Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
AMENDMENT
SECTION 1.1 Amendment of the Collateral Administration Agreement. With effect from the date hereof, Section 6(c) of the Collateral Administration Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:
(c) Release of Cash. Unless (x) a Notice of Exclusive Control or a BBD Notice is in effect or (y) the Administrative Agent gives written notice to the Collateral Administrator and the Borrower that the conditions of this Paragraph 6(c) have not been met, the Collateral Administrator shall release and deliver cash from the Collateral Account (i) in connection with the payment of the purchase price of any Asset against Delivery of such Asset to the Collateral Account, (ii) as directed by the Borrower or the Investment Adviser to purchase Cash Equivalents to be credited to the Collateral Account, (iii) to the Administrative Agent or any Lender to pay any Obligation in accordance with the Credit Agreement (provided that the Collateral Administrator may release cash pursuant to this clause (iii) notwithstanding any BBD Notice) and (iv) in an amount not to exceed the amount of Excess Cash stated in the most recent Daily Report upon written notice from the Borrower, (1) in which the Borrower certifies that no Borrowing Base Deficiency will exist and no Default under the Credit Agreement will occur or be continuing after giving effect to such release and delivery (2) stating the amount of cash to be released and delivered and (3) received by the Collateral Administrator and the Administrative Agent prior to ~~11:00 a.m.~~ 1:00 p.m. one Business Day before such release and delivery. In the case of the purchase of any Collateral Asset, the release of cash from the Collateral Account shall also be subject to the Collateral Administrator’s prior or simultaneous receipt of the Required Collateral Documents. For all releases of cash, the Borrower shall observe all applicable Delaware company formalities and otherwise comply with the Special Purpose Entity Requirements listed in Annex D of the Credit Agreement in all respects and upon the request of the Administrative Agent, the Borrower shall provide reasonable evidence of such compliance.
ARTICLE II
MISCELLANEOUS
SECTION 2.1 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 2.2. Counterparts. The Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
SECTION 2.3. Entire Agreement. The only amendments being made to the Collateral Administration Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Bank of America, N.A., as Administrative Agent under the Collateral Administration Agreement
By:    /s/ Allen    D. Shifflet
Allen D. Shifflet
Managing Director

ACSF FUNDING I, LLC, as Borrower under the Collateral Administration Agreement

By: Ivy Hill Asset Management, L.P., its designated manager

By:    /s/ Kevin R. Braddish
Kevin R. Braddish
Duly Authorized Signatory

Deutsche Bank Trust Company Americas, as Collateral Administrator under the Collateral Administration Agreement

By:    /s/ Thomas Ji
Thomas Ji
Authorized Signer

By:    /s/ Wolfram Thiele
Wolfram Thiele
Associate

Acknowledged and agreed, Bank of America, N.A., as Lender and Administrative Agent under the Credit Agreement

By:    /s/ Allen    D. Shifflet
Allen D. Shifflet
Managing Director